SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 22, 2004

CASCADE NATURAL GAS CORPORATION

(Exact name of Registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation or organization)

1-7196

(Commission file number)

91-0599090

(I.R.S. Employer Identification No.)

222 Fairview Avenue North
Seattle, WA	98109
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number including area code)
(206) 624-3900

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)          Financial Statements

None

(b)         Pro Forma Financial Information

None

(c)          Schedule of Exhibits

Exhibit 99.1.  Earnings Release.

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On January 22, 2004, the Registrant issued an earnings release to announce its quarterly earnings for the three-month period ended December 31, 2004.  The release was issued at 5:57 P.M. Eastern time.

The earnings release is included in this report as Exhibit 99.1.

The information provided under this Item 12 is not intended to be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and accordingly is not intended to be incorporated by reference in other filings by the Registrant.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

January 30, 2004	By	/s/ J. D. Wessling
Date		J. D. Wessling

Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Earnings Release